UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 15, 2013

USA Mobility, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32358	16-1694797
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6850 Versar Center, Suite 420, Springfield, Virginia		22151
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (800) 611-8488

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On April 15, 2013, USA Mobility, Inc. (the “Company”) issued a press release announcing financial results for the fourth quarter and year ended December 31, 2012. A copy of the press release is furnished as Exhibit 99.1 to this report.

The information in this Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

On April 2, 2013, the Company received a letter from the NASDAQ Stock Market LLC (“NASDAQ”) notifying the Company that it is not in compliance with NASDAQ Listing Rule 5250(c)(1) because its Annual Report on Form 10-K for the year ended December 31, 2012 (“2012 Form 10-K”) was not filed on a timely basis with the Securities and Exchange Commission. The NASDAQ requires the Company to submit a plan within 60 calendar days to regain compliance with NASDAQ’s filing requirements for continued listing.

On April 15, 2013, the Company filed its 2012 Form 10-K. The Company believes that the filing of its 2012 Form 10-K today cures the NASDAQ filing deficiency notice reported in the Current Report on Form 8-K dated April 5, 2013 and brings the Company back into compliance with the NASDAQ reporting requirements.

Item 9.01	Financial Statements and Exhibits.

(a) Financial statements of business acquired:

Not applicable.

(b) Pro forma financial information:

Not applicable.

(d) Exhibit:

Exhibit 99.1

Description of Exhibit – USA Mobility, Inc. Press Release dated April 15, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA Mobility, Inc.

April 15, 2013	By:	/s/ Shawn E. Endsley
Name: Shawn E. Endsley
Title: Chief Financial Officer

Exhibits Index

Exhibit No.	Description

99.1	USA Mobility, Inc. Press Release dated April 15, 2013